UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 22, 2003

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 California Street, 24th Floor

San Francisco, California 94111

(Address of principal executive offices)

(415) 983-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	U.S.I. Holdings Corporation (the “Company”) visual presentation titled “USI Takes Flight”, presented at the Company’s Annual Shareholders Meeting on May 22, 2003.

Item 9. Regulation FD Disclosure.

As announced in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April, 22, 2003, the Company held its Annual Meeting of Shareholders on May 22, 2003. David L. Eslick, Chairman, President and Chief Executive Officer of the Company gave a presentation at the meeting entitled “USI Takes Flight”. Exhibit 99.1 hereto includes the visual portion of the presentation. The audio presentation is available on the Company’s website at http://www.usi.biz and will be accessible through Sunday, June 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2003

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary